EXHIBIT 21.1
INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

	Jurisdiction	Name Under Which
Name	of Organization	Subsidiary Does Business
Audacy Corp.	Delaware	Audacy Corp.
AmperWave, LLC.	Delaware	AmperWave, LLC.
Audacy Arizona, LLC	Delaware	Audacy Arizona, LLC
Audacy California, LLC	Delaware	Audacy California, LLC
Audacy Colorado, LLC	Delaware	Audacy Colorado, LLC
Audacy Connecticut, LLC	Delaware	Audacy Connecticut, LLC
Audacy Florida, LLC	Delaware	Audacy Florida, LLC
Audacy Georgia, LLC	Delaware	Audacy Georgia, LLC
Audacy Illinois, LLC	Delaware	Audacy Illinois, LLC
Audacy Indiana, LLC	Delaware	Audacy Indiana, LLC
Audacy Kansas, LLC	Delaware	Audacy Kansas, LLC
Audacy License, LLC	Delaware	Audacy License, LLC
Audacy Louisiana, LLC	Delaware	Audacy Louisiana, LLC
Audacy Maryland, LLC	Delaware	Audacy Maryland, LLC
Audacy Massachusetts, LLC	Delaware	Audacy Massachusetts, LLC
Audacy Capital Corp.	Delaware	Audacy Capital Corp.
Audacy Miami, LLC	Delaware	Audacy Miami, LLC
Audacy Michigan, LLC	Delaware	Audacy Michigan, LLC
Audacy Minnesota, LLC	Delaware	Audacy Minnesota, LLC
Audacy Missouri, LLC	Delaware	Audacy Missouri, LLC
Audacy Networks, LLC	Delaware	Audacy Networks, LLC
Audacy Nevada, LLC	Delaware	Audacy Nevada, LLC
Audacy New York, LLC	Delaware	Audacy New York, LLC
Audacy North Carolina, LLC	Delaware	Audacy North Carolina, LLC
Audacy Ohio, LLC	Delaware	Audacy Ohio, LLC
Audacy Operations, Inc.	Delaware	Audacy Operations, Inc.
Audacy Oregon, LLC	Delaware	Audacy Oregon, LLC
Audacy Pennsylvania, LLC	Delaware	Audacy Pennsylvania, LLC
Audacy Properties, LLC	Delaware	Audacy Properties, LLC
Audacy Radio Tower, LLC	Delaware	Audacy Radio Tower, LLC
Audacy Receivables, LLC	Delaware	Audacy Receivables, LLC
Audacy Rhode Island, LLC	Delaware	Audacy Rhode Island, LLC
Audacy Services, LLC	Delaware	Audacy Services, LLC
Audacy South Carolina, LLC	Delaware	Audacy South Carolina, LLC
Audacy Sports Radio, LLC	Delaware	Audacy Sports Radio, LLC
Audacy Tennessee, LLC	Delaware	Audacy Tennessee, LLC
Audacy Texas, LLC	Delaware	Audacy Texas, LLC

EXHIBIT 21.1
INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

Audacy Virginia, LLC	Delaware	Audacy Virginia, LLC
Audacy Washington, LLC	Delaware	Audacy Washington, LLC
Audacy Washington DC, LLC	Delaware	Audacy Washington DC, LLC
Audacy Wisconsin, LLC	Delaware	Audacy Wisconsin, LLC
Eventful, LLC	Delaware	Eventful, LLC
Infinity Broadcasting, LLC	Delaware	Infinity Broadcasting, LLC
Cadence 13, LLC	Delaware	Cadence 13, LLC
	New York	SUNY Digital, LLC
	Delaware	Fantasy Sports Voices, LLC
	Delaware	WYD Media Ad Sales LLC
	New York	WYD TOTD Media Ad Sales, LLC
Pineapple Street Media, LLC	Delaware	Pineapple Street Media, LLC
QL Gaming Group, LLC	Delaware	QL Gaming Group, LLC
	Delaware	Accuscore, LLC